UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2025

PROMIS NEUROSCIENCES INC.

(Exact name of registrant as specified in its charter)

Canada	001-41429	98-0647155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 200, 1920 Yonge Street, Toronto, Ontario	M4S 3E2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 847-6898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value per share	PMN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 24, 2025, ProMIS Neurosciences Inc. (the “Company”) filed articles of amendment (the “Articles of Amendment”) to its Articles, as amended from time to time, to effectuate a reverse stock split of the Company’s issued and outstanding common shares, no par value per share (the “Common Shares”).

As previously disclosed, at its 2025 Special Meeting of Stockholders held on November 17, 2025 (the “Special Meeting”), and upon the recommendation of the Company’s Board of Directors (the “Board”), the Company’s stockholders approved a resolution authorizing the filing of the Articles of Amendment to effect a reverse stock split of the Common Shares at a ratio ranging from one-for-five and one-for-twenty-five, as determined by the Board in its discretion (the “Share Consolidation Resolution”).

The Share Consolidation Resolution was described in detail under “Proposal No. 1: Share Consolidation” beginning on page 12 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 3, 2025 (the “Proxy Statement”) in connection with the Special Meeting. The text of the Articles of Amendment was included in Appendix A of the Proxy Statement.

On November 17, 2025, the Board approved a reverse stock split of the Common Shares at a ratio of one-for-twenty-five. Effective as of 12:01 a.m. Eastern Time on November  28, 2025, the Company filed the Articles Amendment to effect one-for-twenty-five reverse stock split of its Common Shares (the “Reverse Stock Split”).

As a result of the Reverse Stock Split, every 25 Common Shares issued or outstanding were automatically reclassified into one validly issued, fully-paid and non-assessable new Common Share, subject to the treatment of fractional shares as described below, without any action on the part of the holders. Proportional adjustments were made to the number of Common Shares awarded and available for issuance under the Company’s equity incentive plans, as well as the exercise price and the number of shares issuable upon the exercise or conversion of the Company’s outstanding stock options and other equity securities under the Company’s equity incentive plans. All outstanding warrants were also adjusted in accordance with their terms, which resulted, among other changes to the warrant terms, in proportionate adjustments being made to the number of shares issuable upon exercise of such warrants and to the exercise prices of such warrants. The Common Shares outstanding following the Reverse Stock Split remain fully paid and non-assessable. The Reverse Stock Split did not affect the number of authorized Common Shares or the par value of the Common Shares.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional shares will automatically be entitled to receive cash in lieu of such fractional share.

Trading of the Common Shares on The Nasdaq Capital Market will commence on a split-adjusted basis at market open on November 28, 2025 under the existing trading symbol “PMN.” The new CUSIP number for the Company’s Common Shares following the Reverse Stock Split is 74346M505.

The foregoing description of the Articles of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Amendment, a copy of which is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On November 24, 2025, the Company issued a press release announcing the Reverse Stock Split and other related information. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Articles, dated November 28, 2025
99.1	Press Release, dated November 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROMIS NEUROSCIENCES INC.

Date: November 24, 2025	By:	/s/ Neil Warma
Name: Neil Warma
Title: Chief Executive Officer